Exhibit 2

TRADING AUTHORIZATION TO AGENT	Morgan Stanley Private Wealth Management
AUTHORIZATION OF AGENT (NON-MORGAN STANLEY SMITH BARNEY EMPLOYEE) (Only applies to same name accounts)	Account Number ____ ____-____ ____ ____ ____ ____ Account Number ____ ____-____ ____ ____ ____ ____ Account Number ____ ____-____ ____ ____ ____ ____ Account Number ____ ____-____ ____ ____ ____ ____

A.   Appointment of Agent/Indemnity

With respect to the Morgan Stanley Private Wealth Management, a division of Morgan Stanley Smith Barney LLC, account listed above (the “Account”), I/we (having signed below as “Client”) hereby authorize _________________________________________________________ (the “Agent,” whose signature also appears below) as my/our agent and attorney-in-fact, to act with the authority granted below.  To the extent consistent with the authority granted below, Morgan Stanley Private Wealth Management and their affiliates are authorized to follow the instructions of the Agent concerning the Account in every respect and I/we authorize the Agent to act for me/us and on my/our behalf in the same manner and with the same force and effect as I/we might or could do.  Furthermore, I/we hereby ratify any and all transactions with Morgan Stanley Private Wealth Management and their affiliates made by the Agent for the Account and confirm that all acts and transactions of the Agent are solely for my/our benefit.  I/we hereby agree to indemnify and hold Morgan Stanley Private Wealth Management and its affiliates harmless from and to pay promptly on demand any and all losses arising from any action taken or omission made by the Agent.  This Authorization, and the indemnities herein, are in addition to (but in no way limits or restricts) any rights Morgan Stanley Private Wealth Management may have under any other agreement with me/us.

I/we hereby certify that the decision to appoint the Agent was made without any recommendation or referral by an employee or agent of Morgan Stanley Private Wealth Management.

I/we hereby acknowledge that if I/we are acting on behalf of a corporation, partnership, trust or other entity, Morgan Stanley Private Wealth Management may require the execution of a new Certification or similar document reflecting that the Agent is an Authorized Individual on the account, and I/we hereby agree that I/we will execute any such required document.

B. Trading Authority

[Client must initial to grant trading authority]
	Initial Here	Initial Here

To the extent I/we have such authority, I/we hereby authorize the Agent to buy, sell (including short sales), and trade in any and all forms of securities and financial instruments of every kind or nature whatsoever, including, without limitation, options contracts (including uncovered option contracts), on a cash or margin basis, and in accordance with Morgan Stanley Private Wealth Management’s terms and conditions for the Account.

C. Withdrawal Authority

[Client must initial to grant withdrawal authority]
	Initial Here	Initial Here

To the extent I/we have such authority, I/we hereby authorize Morgan Stanley Private Wealth Management to make deliveries of securities or payment of monies out of the Account as the Agent may direct.  In addition, if the Account is an Active Assets Account, I/we hereby authorize the Agent to draw checks against it as my/our attorney-in-fact and I/we hereby agree to accept all responsibility and liability with respect to such checks.  Notwithstanding anything to the contrary in the foregoing, no authority is hereby conferred upon the Agent to make gifts from the Account, whether to the Agent or to any third party.
Note:  Individual Retirement Account (“IRA”) participants are not permitted to grant withdrawal authority to an agent beyond the authority to wire funds or journal assets to the participant.

D. Access to Account Information

[Client must initial for agent to receive duplicate statements and confirms]
	Initial Here	Initial Here

I/we hereby authorize Morgan Stanley Private Wealth Management to mail duplicate monthly statements, trade confirmations and any other documentation for the Account to the Agent at the address the Agent has indicated below (or any subsequent address for the Agent as provided by the Agent).  Notwithstanding anything to the contrary in the foregoing, no authority is hereby conferred upon the Agent (i) to authorize Morgan Stanley Private Wealth Management to mail duplicate monthly statements, trade confirmations or any other documentation for the Account to any third party, or (ii) to change the address listed on the Account.

E. Durability

[Client must initial to make this Authorization durable]
	Initial Here	Initial Here

This Authorization/power of attorney shall not be affected by my/our subsequent disability or incompetence.

Note:  If the Durability box is not initialed, this Authorization will lapse when Morgan Stanley Private Wealth Management receives actual notice that Client has become disabled or incompetent.  Also, if Client is acting on behalf of a trust or other entity rather than in an Individual capacity, this Authorization will lapse when Morgan Stanley Private Wealth Management receives actual notice that Client has become disabled or incompetent regardless of whether the Durability box is checked.

*I/we hereby acknowledge that Morgan Stanley Private Wealth Management may require appropriate documentation and approvals before permitting any client, including me/us, to trade certain types of financial instruments.

F.   Revocability

This Authorization shall remain in full force and effect until revoked either by me/us or by Morgan Stanley Private Wealth Management.  I/we may revoke this Authorization by a written notice addressed to Morgan Stanley Private Wealth Management and delivered to the Morgan Stanley Private Wealth Management branch office at which the Account is held, but such revocation shall not affect any liability resulting in any way from transactions initiated prior to Morgan Stanley Private Wealth Managements receiving actual notice of such revocation.  Morgan Stanley Private Wealth Management may revoke this Authorization by a written notice to me/us at the address listed on the Account.

G.   Miscellaneous

The obligations herein shall be binding upon, and the indemnities herein shall inure to the benefit of, Morgan Stanley Private Wealth Management, its affiliates and any successor firms and the assigns of Morgan Stanley Private Wealth Management, its affiliates and any successor firm.

This Authorization and its enforcement shall be governed by the laws of the State of New York, excluding its conflict of law rules.

No authority is granted herein to the Agent to appoint other agents on the Account, except that if the Agent is granted trading authority in Section B above, the Agent may delegate such trading authority through one of Morgan Stanley Private Wealth Management’s advisory programs.

If the Account is an Individual Retirement Account (“IRA”) or Transfer on Death (“TOD”) account, no authority is granted herein to the Agent to change the beneficiaries of such account.

I/we have read the provisions of this Authorization carefully and understand that by executing it I/we have conferred on the Agent broad rights and powers to act in my/our place with respect to the Account.  I/we understand that anything the Agent does in the exercise of such rights and powers fully binds me/us.  I/we understand that if Morgan Stanley Private Wealth Management receives inconsistent instructions from any Agent or if there is a dispute amongst the Agents, Morgan Stanley Private Wealth Management may decide which instructions to follow and which to disregard.  Finally, I/we intend Morgan Stanley Private Wealth Management and its affiliates to rely on the fact that I/we am/are fully competent to make this Authorization and do so of my/our own free will, untainted by duress or undue influence from any source.

I/We agree that Morgan Stanley Smith Barney LLC may apply this form to any of my/our accounts listed in the same name.  I/We further agree that all of the terms, conditions, authorizations and representation shall apply to such accounts.

H.Signatures Client Signature(s)
SIGNATURE OF CLIENT	DATE
SIGNATURE OF CLIENT	DATE

Authorized Agent (cannot be a Morgan Stanley Smith Barney employee)

SIGNATURE OF AUTHORIZED AGENT
STREET ADDRESS	CITY	STATE	ZIP
OCCUPATION	PHONE	RELATIONSHIP TO CLIENT

WARNING TO PERSON(S) EXECUTING THIS DOCUMENT

This is an important legal document.  Before executing this document, you should know these important facts:

This document may provide the person you designate as your agent/attorney-in-fact with broad powers to manage, dispose of sell, and convey your personal property and to borrow money using your property as security for the loan.  Subject to Morgan Stanley Private Wealth Management’s right to revoke this Authorization as described in Section F above, those powers will exist for an indefinite period of time unless you revoke them in writing and until you deliver that revocation to Morgan Stanley Private Wealth Management.  If you have chosen to make this Authorization/power of attorney durable, those powers will continue to exist notwithstanding your subsequent disability or incapacity.

You have the right to revoke or terminate this Authorization.

If there is anything about this form that you do not understand, you should ask your lawyer to explain it to you.

Investments and services offered through Morgan Stanley Private Wealth Management, a division of Morgan Stanley Smith Barney LLC; member SIPC.